Exhibit 21

SUBSIDIARIES OF 7-ELEVEN, INC.

(Wholly owned unless indicated otherwise)

ACTIVE:	Jurisdiction of Incorporation
Bawco Corporation	Ohio
Bev of Vermont, Inc.	Vermont
Brazos Comercial E Empreendimentos Ltda. (a)	Brazil
Cityplace Center East Corporation	Texas
HDS Sales Corporation (b)	Texas
Melin Enterprises, Inc. (c)	Colorado
Phil-Seven Properties Corporation (d)	Philippines
Puerto Rico – 7, Inc. (e)	Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)	Brazil
7-Eleven Beverage Company, Inc.	Texas
7-Eleven Comercial Ltda. (g)	Brazil
7-Eleven Mexico, S.A. de C.V. (h)	Mexico
7-Eleven of Idaho, Inc. (b)	Idaho
7-Eleven of Massachusetts, Inc. (b)	Massachusetts
7-Eleven of Nevada, Inc.	Delaware
7-Eleven of Virginia, Inc.	Virginia
7-Eleven Sales Corporation (b)	Texas
7-Eleven Canada, Inc. (i)	Canada
7-Eleven International, Inc.	Nevada
Southland International Investment Corporation N.V. (i)	Netherlands Antilles
7-Eleven Sales Corporation	Texas
TSC Lending Group, Inc.	Texas
Valso, S.A. (j)	Mexico

INACTIVE:
Lavicio’s, Inc.	California
MTA CAL, Inc.	California
The Southland Corporation	Texas
7-Eleven Limited	United Kingdom
7-Eleven Pty. Ltd. (k)	Australia
7-Eleven Stores (NZ) Limited (l)	New Zealand
SLC Financial Services, Inc.	Texas
The Seven Eleven Limited (m)	Hong Kong

TAB 1

FOOTNOTES:

(a)	2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of 7-Eleven International, Inc., a wholly owned subsidiary of 7-Eleven), and remaining 10 quotas owned by 7-Eleven, Inc.

(b)	100% owned by 7-Eleven Sales Corporation (a wholly owned subsidiary of 7-Eleven, Inc.)

(c)	100% owned by Bawco Corporation (a wholly owned subsidiary of 7-Eleven, Inc.)

(d)	4.63% owned by 7-Eleven, Inc., and remaining 95.37% owned by various investors

(e)	59.07% owned by 7-Eleven, Inc., and remaining 40.93% owned by group of investors in Puerto Rico

(f)	1.69% owned by 7-Eleven, Inc., 98.25% owned by Super Trade, Ltd., and remaining .06% owned by other investors.

(g)	15,999 quotas (almost 100%) owned by 7-Eleven, Inc., and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.)

(h)	99.965% of Series A shares owned by Valso, S.A., and remaining .035% owned by Casa Chapa, S.A.; 100% of Series B shares owned by Valso, S.A.

(i)	100% owned by 7-Eleven International, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.)

(j)	49% owned by 7-Eleven, Inc., and remaining 51% owned by Valores Corporativos, S.A.

(k)	50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of 7-Eleven, Inc.

(l)	99% owned by 7-Eleven, Inc., and remaining 1% owned jointly by 7-Eleven’s local counsel, Bruce Nelson Davidson and Anthony Francis Segedin

(m)	99.9% owned by 7-Eleven, Inc., and remaining .1% owned by Wilgrist Nominees Limited, 7-Eleven’s agent in Hong Kong.